                                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Gina Haggerty                                      John Snyder
(800) 261-5960                                     Snyder Investor Relations
gina.haggerty@wwireless.com                        Phone (206) 262-0291
                                                   Fax (206) 262-0294
                                                   john@snyderir.com


  WESTERN WIRELESS ANNOUNCES FOURTH QUARTER AND YEAR END 2000 FINANCIAL RESULTS
         - 54,000 QUARTERLY NET INTERNAL ADDITIONS, RECORD FOR COMPANY -
                   - $65 MILLION IN NET INCOME FOR THE YEAR -

    BELLEVUE, Wash. (February 12, 2000) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of communication services to rural America and around the world, announced today its financial and operating results for the fourth quarter and year ended December 31, 2000.

    "The millennium year was a year of outstanding performance for Western Wireless," said John Stanton, chairman and chief executive officer of Western Wireless. "Our domestic business celebrated the addition of our millionth customer this past quarter. While continuing to grow the business rapidly this year, we also increased domestic EBITDA (operating income before non-cash charges) by over 30%, produced $65 million in net income and generated $112.5 million in domestic free cash flow (EBITDA less capital expenditures), an increase of 52%."

    Stanton continued, "Western Wireless International widened their reach this year by receiving the final award of a nationwide license in Ireland. Services were launched this past year in Cote d'Ivoire and Bolivia, and service is now available in 7 countries."

TOTAL COMPANY RESULTS

    At the end of the fourth quarter 2000, the company had 1,049,500 domestic subscribers, a 26 percent increase over the fourth quarter of 1999. The company reported revenues of $237.1 million for the quarter, up 36 percent over the same quarter a year ago. Net income was $65.2 million, or $.84 per basic share. Excluding non-cash stock based compensation expense and the gain on sale of the Latvian joint venture, net income was $.14 per basic share. EBITDA in the fourth quarter was $84.9 million, an increase of 32% over the same quarter in 1999. Capital expenditures were $64.3 million for the quarter.


    For the year ended December 31, 2000, total revenues for the company were $835.0 million, a 33 percent increase from $626.8 million in 1999. Net income for the year ended December 31, 2000, was

$65.4 million, or $.84 per basic share. Excluding non-cash stock-based compensation expense and the gain on sale of the Latvian joint venture, net income was $.36 per basic share. EBITDA for the year ended December 31, 2000, was $314.0 million, an increase of 30% over 1999. Capital expenditures for the year totaled $262.6 million.

DOMESTIC RESULTS

    Mikal Thomsen, president and chief operating officer of Western Wireless, commented, "This was a great quarter for us, as we internally added a record 54,000 subscribers, nearly 30% higher than the same quarter last year. We continued to expand our presence by acquiring two Rural Service Areas."

    During the fourth quarter of 2000, subscribers increased by 73,000, including 19,000 from acquisitions, to 1,049,500. Service revenues increased 29 percent from the same quarter a year ago to $215.7 million. EBITDA for the quarter was $85.8 million, a 32 percent increase over the fourth quarter of 1999. A non-cash expense of $2.1 million was recognized for stock based compensation. Capital expenditures were $32.4 million for the quarter and $53.4 million in free cash flow (EBITDA less capital expenditures) was generated during the fourth quarter of 2000.

    Subscriber additions totaled 214,800 for the year ended December 31, 2000, including 30,000 from acquisitions. Service revenues for the year ended December 31, 2000 were $782.3 million, a 30% increase over 1999. EBITDA for the year ended December 31, 2000 was $320.4 million, compared to an EBITDA of $247 million in 1999, an increase of 30%.

WESTERN WIRELESS INTERNATIONAL

    Western Wireless International ("WWI") had a tremendous 2000, marked by receiving the final award for the Irish license, by acquiring a new license in Slovenia, and by launching service in Cote d'Ivoire and Bolivia. At the end of 2000, WWI operating companies held licenses in 9 countries and served 678,000 customers, ending the quarter and year with 159,000 proportionate customers.

CHANGES DUE TO IMPLEMENTATION OF SEC STAFF ACCOUNTING BULLETIN 101

    During the quarter, Western Wireless made changes to its revenue classification policy by implementing Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") 101, Revenue Recognition. We reclassified outbound roaming costs (cost of Western Wireless' customers roaming in other carriers' markets) as Cost of Service expense rather than include these amounts as offsets to Subscriber Revenue, with no effect on net income or EBITDA. For consistency, all prior periods have been reclassified. A summary of the effects of this change for the year ended December 31, 2000, is included with this announcement.





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CONFERENCE CALL

    Investors can access Western Wireless' earnings conference call and replay by accessing the company's website at www.wwireless.com. A separate dial-up replay number is available until the close of business on Tuesday, February 20. The replay number is 800/633-8284 and the access code is 17723988.

    Located in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States and abroad. It currently offers cellular service marketed under the Cellular One(R) name in 19 western states. Through its subsidiaries, Western Wireless is licensed to offer wireless service in 9 countries.

                          WESTERN WIRELESS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)


                                                        THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                           DECEMBER 31,                   DECEMBER 31,
                                                    ---------------------------------------------------------
                                                        2000           1999           2000          1999
                                                    ------------   ------------   ------------   ------------
Revenues:
Subscriber revenues(1)                              $    147,365   $    119,671   $    548,202   $    447,498
Roamer revenues                                           66,717         46,583        228,694        150,725
Equipment sales                                            9,080          6,801         31,686         23,482
Other revenues                                            13,956          1,080         26,372          5,072
                                                    ------------   ------------   ------------   ------------
   Total revenues                                        237,118        174,135        834,954        626,777
                                                    ------------   ------------   ------------   ------------
Operating expenses:
Cost of service(1)                                        51,342         36,418        180,236        128,319
Cost of equipment sales                                   12,726         10,395         44,584         36,249
General and administrative                                50,229         34,541        167,367        120,434
Sales and marketing                                       37,945         28,516        128,731         99,610
Depreciation and amortization                             34,186         25,948        125,061        102,013
Stock based compensation                                   3,472          8,877         20,097         79,223
                                                    ------------   ------------   ------------   ------------
   Total operating expenses                              189,900        144,695        666,076        565,848
                                                    ------------   ------------   ------------   ------------
Operating income                                          47,218         29,440        168,878         60,929
                                                    ------------   ------------   ------------   ------------
Other income (expense):
Interest and financing expense, net                      (43,575)       (28,232)      (152,229)       (99,993)
Equity in net loss of unconsolidated
 affiliates                                                1,626         (2,987)           658        (14,529)
Gain on sale of Latvian joint venture                     57,412                        57,412
Other, net                                                 1,647            834          1,006          3,862
                                                    ------------   ------------   ------------   ------------
   Total other income (expense)                           17,110        (30,385)       (93,153)      (110,660)
                                                    ------------   ------------   ------------   ------------
Minority interest in consolidated
 subsidiaries                                                875            162          2,058          1,610
                                                    ------------   ------------   ------------   ------------
Net income (loss) from continuing
 operations                                               65,203           (783)        77,783        (48,121)
                                                    ------------   ------------   ------------   ------------
Net loss from discontinued operations                                                                 (82,152)
Cost of discontinuance                                                                                (18,500)
                                                                                                 ------------
   Total discontinued operations
                                                                                                     (100,652)
                                                                                                 ------------
Extraordinary loss on early extinguishment of debt                                     (12,377)
                                                                                  ------------
   Net Income (loss)                                $     65,203   $       (783)  $     65,406   $   (148,773)
                                                    ============   ============   ============   ============
Basic income (loss) per share:


Continuing operations                               $       0.84   $      (0.01)  $       1.00   $      (0.63)
Discontinued operations                                                                                 (1.31)
Extraordinary item                                                                       (0.16)
                                                    ------------   ------------   ------------   ------------
Basic income (loss) per share                       $       0.84   $      (0.01)  $       0.84   $      (1.94)
                                                    ============   ============   ============   ============
Diluted income (loss) per share:
Continuing operations                               $       0.81   $      (0.01)  $       0.97   $      (0.63)
Discontinued operations                                                                                 (1.31)
Extraordinary item                                                                       (0.16)
                                                    ------------   ------------   ------------   ------------
Diluted income (loss) per share                     $       0.81   $      (0.01)  $       0.81   $      (1.94)
                                                    ============   ============   ============   ============
Weighted average shares outstanding:
Basic                                                 78,059,000     77,348,000     77,899,000     76,775,000
                                                    ============   ============   ============   ============
Diluted                                               80,255,000     77,348,000     80,303,000     76,775,000
EBITDA(2)                                           $     84,876   $     64,265   $    314,036   $    242,165
                                                    ============   ============   ============   ============


--------------

(1) Amounts for 2000 & 1999 have been restated to show the gross presentation of incollect revenue and expense. This change was made in response to SAB 101.

(2) EBITDA represents operating income before non-cash charges, e.g. depreciation, amortization and stock based compensation.

                          WESTERN WIRELESS CORPORATION
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                             (Dollars in thousands)

                                   THREE MONTHS ENDED    TWELVE MONTHS ENDED
 DOMESTIC                           DECEMBER 31, 2000     DECEMBER 31, 2000
 --------                          ------------------    -------------------
Revenues:
 Subscriber revenues(1)               $  147,365           $  548,202
 Roamer revenues                          66,717              228,694
 Equipment sales                           8,339               30,272
 Other revenues                            1,579                5,372
   Total revenues                        224,000              812,540

Operating expenses:
 Cost of service(1)                       46,281              171,803

 Cost of equipment sales                  11,854               43,175

 General and administrative               44,394              151,611
 Sales and marketing                      35,708              125,542
 Depreciation and amortization            32,150              120,826
 Stock based compensation                  2,092                9,334
   Total operating expenses              172,479              622,291

Operating income                      $   51,521           $  190,249


EBITDA(2)                             $   85,763           $  320,409


ENDING SUBSCRIBERS                     1,049,500            1,049,500




                                     THREE MONTHS ENDED    TWELVE MONTHS ENDED
PROPORTIONATE INTERNATIONAL(3)        DECEMBER 31,2000      DECEMBER 31, 2000
------------------------------       ------------------    -------------------
Total revenues                          $ 19,152               $ 47,497

EBITDA(2)                               $  1,860               $  6,756


ENDING PROPORTIONATE SUBSCRIBERS         159,000                159,000

--------------------

(1) Amounts for 2000 & 1999 have been reclassified to show the gross presentation of incollect revenue and expense, in response to SAB 101.

(2) EBITDA represents operating income before non-cash charges, e.g. depreciation, amortization and stock based compensation.

(3)   Based on ownership percentages.

                          WESTERN WIRELESS CORPORATION
     SUMMARY OF INCOME STATEMENT AND RELATED EFFECTS OF IMPLEMENTING SAB 101
                      (in thousands, except per unit data)

  DOMESTIC OPERATIONS                               THREE MONTHS ENDED                   TWELVE
 --------------------              ------------------------------------------------    MONTHS ENDED
                                   12/31/00       9/30/00     6/30/00      3/31/00       12/31/00
                                   --------      --------     --------     --------    ------------
Service revenue (000s)
As Reported                         $215,661     $208,762     $189,381     $168,464     $782,268
Reclassification of Outbound
  Roaming Expense                     19,173       21,885       19,072       15,875       76,005
Total excluding effects of SAB 101  $196,488     $186,877     $170,309     $152,589     $706,263

Average Revenue per Unit
As Reported                         $  70.96     $  72.98     $  69.94     $  65.69     $  69.20
Reclassification of Outbound
  Roaming Expense                   $   6.31     $   7.65     $   7.03     $   6.17     $   6.72
Total excluding effects of SAB 101  $  64.65     $  65.33     $  62.91     $  59.52     $  62.48

System operations expense (000s)
As Reported                         $ 46,281     $ 48,075     $ 42,906     $ 34,541     $171,803
Reclassification of Outbound
  Roaming Expense                     19,173       21,885       19,072       15,875       76,005
Total excluding effects of SAB 101  $ 27,108     $ 26,190     $ 23,834     $ 18,666     $ 95,798

Monthly system operations
  expense per unit
As Reported                         $  15.23     $  16.81     $  15.85     $  13.47     $  15.20
Reclassification of Outbound
  Roaming Expense                   $   6.31     $   7.65     $   7.05     $   6.19     $   6.72
Total excluding effects of SAB 101  $   8.92     $   9.16     $   8.80     $   7.28     $   8.48

Operating cash flow (000s)
As Reported                         $ 85,763     $ 88,771     $ 79,462     $ 66,413     $320,409
Reclassification of Outbound
  Roaming Expense                   $     --     $     --     $     --     $     --     $     --
Total excluding effects of SAB 101  $ 85,763     $ 88,771     $ 79,462     $ 66,413     $320,409

Operating cash flow margin
As Reported                               40%          43%          42%          39%          41%
Reclassification of Outbound
  Roaming Expense                         -4%          -5%          -5%          -4%          -4%
Total excluding effects of SAB 101        44%          48%          47%          44%          45%
